SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ---------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 19, 2000

                               Levi Strauss & Co.
             (Exact name of registrant as specified in its charter)


         DELAWARE                   333-36234                 94-0905160
 (State of Incorporation)    (Commission File Number)        (IRS Employer
                                                        Identification Number)

          1155 Battery Street                             94111
       San Francisco, California
    (Address of principal executive                    (Zip Code)
                offices)

       Registrant's telephone number, including area code: (415) 501-6000

ITEM 5.  Other Events.

            This current report on Form 8-K is being filed to correct certain errors in the prospectus (the "Prospectus") dated May 17, 2000 filed by the Registrant. Reference is made to the table under the heading "Principal Stockholders" on page 68 of the Prospectus. In such table:

     o The Number of Voting Trust Certificates Beneficially Owned by Margaret E. Haas shall be amended to 2,644,549;

     o The Number of Voting Trust Certificates Beneficially Owned by Robert E. Friedman shall be amended to 1,320,134, and the Percentage of Voting Trust Certificates Outstanding represented by such beneficially owned shares shall be amended to 3.54%; and

     o The Number of Voting Trust Certificates Beneficially Owned by all directors and executive officers as a group shall be amended to 21,160,764, and the Percentage of Voting Trust Certificates Outstanding represented by such beneficially owned shares shall be amended to 56.76%.

Reference is also made to the footnotes following such table under the heading "Principal Stockholders" on page 68. In such footnotes:

     o     Reference to "133" in footnote 7 shall be amended to "1,439"; and

     o Footnote 11 shall be amended and restated in its entirety to "Includes 288,334 voting trust certificates held by Mr. Friedman's children and by trusts, for which Mr. Friedman is co-trustee, for the benefit of his children, nieces and nephew. Mr. Friedman disclaims beneficial ownership of those voting trust certificates. Also includes 1,010,000 voting trust certificates held by a family partnership for which Mr. Friedman is a general partner."

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2000
                                         LEVI STRAUSS & CO.


                                      By    /s/ William B. Chiasson
                                         ----------------------------------
                                         Name:  William B. Chiasson
                                        Title:  Senior Vice President and
                                                Chief Financial Officer














                                       3